Exhibit 99.1

Cytek Biosciences Reports Third Quarter 2025 Financial Results

FREMONT, Calif., November 5, 2025 (GLOBE NEWSWIRE) – Cytek® Biosciences, Inc. (“Cytek Biosciences” or “Cytek”) (Nasdaq: CTKB), a leading cell analysis solutions company, today reported financial results for the third quarter ended September 30, 2025.

Recent Highlights

•	Total revenue for the third quarter of 2025 was $52.3 million, representing a 2% increase compared to the third quarter of 2024

•	Expanded to a total installed base of 3,456 Cytek instruments, adding 161 units in the third quarter of 2025

•	Double-digit total revenue growth year-over-year in all regions, except EMEA

•	Worldwide revenue from biotechnology, pharmaceutical and clinical research organization (“CRO”) customers grew 14% year-over-year

•	Total recurring revenue, comprised of service and reagent revenues, grew 19% compared to the third quarter of 2024

•	Expanded European headquarters in Amsterdam, increasing footprint by more than 40% with a customer service and training center

“Our third quarter results are encouraging and demonstrate the strength of our established brand and technology and our market leadership position,” said Wenbin Jiang, CEO of Cytek Biosciences. “As we look ahead, our team remains sharply focused on expanding our global installed base, growing our recurring revenue streams and on profitability and cash generation. While we remain mindful of market conditions, we believe Cytek is well-positioned to deliver long-term value for all of our stakeholders through the strong and disciplined execution of our strategic priorities.”

Third Quarter 2025 Financial Results

Total revenue for the third quarter of 2025 was $52.3 million, a 2% increase compared to the third quarter of 2024. The increase in revenue was due to higher revenue in the US, APAC, and rest-of-world, partially offset by continued softness in EMEA.

GAAP gross profit was $27.6 million for the third quarter of 2025, a 5% decrease compared to the third quarter of 2024. GAAP gross profit margin was 53% in the third quarter of 2025, compared to 56% in the third quarter of 2024. Adjusted gross profit margin, after adjusting for stock-based compensation expense and amortization of acquisition-related intangibles, was 55% in the third quarter of 2025, compared to 60% in the third quarter of 2024.

Operating expenses were $36.7 million for the third quarter of 2025, a 10% increase compared to the third quarter of 2024 due to increased general and administrative expenses offset by a reduction in sales and marketing and research and development expenses.

Research and development expenses were $9.0 million for the third quarter of 2025, a 9% decrease compared to the third quarter of 2024.

Sales and marketing expenses were $11.7 million for the third quarter of 2025, a 6% decrease compared to the third quarter of 2024.

General and administrative expenses were $16.1 million for the third quarter of 2025, increasing 47% compared to the third quarter of 2024, due primarily to litigation-related expenses and a non-recurring charge of $0.7 million, related to the write-off of deferred offering costs for a 2022 “at the market” (“ATM”) equity financing facility that expired in the third quarter of 2025.

Loss from operations in the third quarter of 2025 was $9.2 million, compared to loss from operations of $4.2 million in the third quarter of 2024. Net loss in the third quarter of 2025 was $5.5 million, compared to a net income of $0.9 million in the third quarter of 2024.

Adjusted EBITDA in the third quarter of 2025 was $2.5 million, compared to $7.6 million in the third quarter of 2024, after adjusting for stock-based compensation expense, foreign currency exchange impacts, and the non-recurring, non-cash expense of $0.7 million described above. Excluding investment income, Adjusted EBITDA for the third quarter was $0.5 million, compared to $5.7 million in the third quarter of 2024.

Cash and marketable securities totaled $261.7 million as of September 30, 2025, compared to $262.0 million as of June 30, 2025, a decrease of $0.3 million.

2025 Outlook

Cytek Biosciences reaffirms its 2025 revenue guidance of full year 2025 revenue to be in the range of $196 million to $205 million, representing growth of -2% to +2% over full year 2024, assuming no change from current currency exchange rates.

Webcast Information

Cytek will host a conference call to discuss its third quarter 2025 financial results on Wednesday, November 5, 2025, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. A webcast of the conference call can be accessed at investors.cytekbio.com.

About Cytek Biosciences, Inc.

Cytek Biosciences (Nasdaq: CTKB) is a leading cell analysis solutions company advancing the next generation of cell analysis tools by delivering high-resolution, high-content and high-sensitivity cell analysis utilizing its patented Full Spectrum Profiling™ (FSP®) technology. Cytek’s novel approach harnesses the power of information within the entire spectrum of a fluorescent signal to achieve a higher level of multiplexing with precision and sensitivity. Cytek’s platform includes: its core FSP instruments, the Cytek Aurora™, Northern Lights™, Cytek Aurora™ CS and Cytek Aurora™ Evo systems; the Cytek Orion™ reagent cocktail preparation system; the Enhanced Small Particle™ (ESP™) detection technology; the flow cytometers and imaging products under the Amnis® and Guava® brands; and reagents, software and services to provide a comprehensive and integrated suite of solutions for its customers. Cytek is headquartered in Fremont, California with offices and distribution channels across the globe. More information about the company and its products is available at www.cytekbio.com.

Cytek’s products are for research use only and not for use in diagnostic procedures (other than Cytek’s Northern Lights-CLC system and certain reagents, which are available for clinical use only in China and the European Union).

Cytek, Full Spectrum Profiling, FSP, Cytek Aurora, Northern Lights, Enhanced Small Particle, ESP, Cytek Orion, Amnis and Guava are trademarks of Cytek Biosciences, Inc.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Cytek uses its website (www.cytekbio.com), LinkedIn page and X account as channels of distribution of information about its company, products, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Cytek may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Cytek’s website, LinkedIn page, and X account in addition to following its SEC filings, news releases, public conference calls and webcasts.

Statement Regarding Use of Non-GAAP Financial Information

Cytek has presented certain financial information in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and also on a non-GAAP basis for the three-month period ended September 30, 2025 and September 30, 2024. Management believes that non-GAAP financial measures, including “Adjusted gross profit,” “Adjusted gross profit margin,” “Adjusted EBITDA,” and “Adjusted EBITDA excluding investment income,” referenced in this release, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Cytek encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “believe,” “contemplate,” “estimate,” “intend,” “potential,” “predict,” or “continue” or the negatives of these terms or variation of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding Cytek’s ability to expand its global installed base, grow its recurring revenue streams and deliver long-term value for all of its stakeholders; Cytek’s future profitability and cash generation; Cytek’s future financial performance, including its outlook for fiscal year 2025 and expectations for 2025 total revenue; Cytek’s business strategies, product, and operational plans and market opportunities, as well as any expectations or assumptions thereto; and any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Cytek and its financial performance. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management. These statements also deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. Factors that could cause actual results to differ materially include global geopolitical, economic and market conditions; Cytek’s ability to manage the impacts of recent and future export controls and licensing requirements, tariffs and NIH funding policies on its business; Cytek’s ability to evaluate its prospects for future viability and predict future performance; Cytek’s ability to accurately forecast customer demand and adoption of its products; Cytek’s ability to recognize the anticipated benefits of collaborations; Cytek’s dependence on certain sole and single source suppliers; competition; market acceptance of Cytek’s current and potential products; Cytek’s ability to manage the growth and complexity of its organization, maintain relationships with customers and suppliers and hire and retain key employees; Cytek’s ability to manufacture its products in high-quality commercial quantities successfully and consistently to meet demand; Cytek’s ability to increase penetration in its existing markets and expand into adjacent markets; Cytek’s ability to secure additional distributors or maintain good relationships with its existing distributors; Cytek’s ability to successfully develop and introduce new products; Cytek’s ability to maintain, protect and enhance its intellectual property; Cytek’s ability to continue to stay in compliance with its material contractual obligations, applicable laws and regulations; and foreign currency exchange impacts. You should refer to the sections titled “Risk Factors” set forth in Cytek’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025 and in Cytek’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the SEC on or about the date hereof, and other filings Cytek makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Cytek’s forward-looking statements. Although Cytek believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release and the related conference call, webcast and presentation are based on information available to Cytek as of the date hereof, and Cytek disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Cytek’s as of any date subsequent to the date of this press release. Information contained on, or that is reference or can be accessed through, our website does not constitute part of this document, and inclusions of any website addresses herein are inactive textual references only.

Media Contact:

Stephanie Olsen

Lages & Associates

(949) 453-8080

stephanie@lages.com

Investor Contact:

Paul Goodson

Head of Investor Relations

Cytek Biosciences

pgoodson@cytekbio.com

Cytek Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenue, net:
Product	$38,114	$39,544	$97,639	$108,242
Service	14,179	11,956	41,713	34,735

Total revenue, net	52,293	51,500	139,352	142,977

Cost of sales:
Product	17,728	17,490	48,178	50,044
Service	7,014	5,005	19,599	15,479

Total cost of sales	24,742	22,495	67,777	65,523

Gross profit	27,551	29,005	71,575	77,454
Operating expenses:
Research and development	8,956	9,882	27,506	29,679
Sales and marketing	11,666	12,429	36,309	37,240
General and administrative	16,121	10,942	42,550	34,044

Total operating expenses	36,743	33,253	106,365	100,963

Loss from operations	(9,192)	(4,248)	(34,790)	(23,509)
Other income (expense):
Interest expense	(494)	(119)	(1,199)	(694)
Interest income	573	1,433	1,636	4,208
Other income, net	1,344	3,091	8,543	3,972

Total other income, net	1,423	4,405	8,980	7,486

(Loss) income before income taxes	(7,769)	157	(25,810)	(16,023)
Benefit from income taxes	(2,291)	(784)	$(3,347)	(360)

Net (loss) income	$(5,478)	$941	$(22,463)	$(15,663)

Net (loss) income, basic and diluted	$(5,478)	$941	$(22,463)	$(15,663)

Net (loss) income per share, basic	$(0.04)	$0.01	$(0.18)	$(0.12)

Net (loss) income per share, diluted	$(0.04)	$0.01	$(0.18)	$(0.12)

Weighted-average shares used in calculating net (loss) income per share, basic	127,547,859	131,003,744	$127,604,317	$131,121,301

Weighted-average shares used in calculating net (loss) income per share, diluted	127,547,859	132,785,552	$127,604,317	$131,121,301

Comprehensive (loss) income:
Net (loss) income	$(5,478)	$941	$(22,463)	$(15,663)
Foreign currency translation adjustment, net of tax	741	101	$784	1,232
Unrealized gain on marketable securities	118	195	$20	144

Net comprehensive (loss) income	$(4,619)	$1,237	$(21,659)	$(14,287)

Cytek Biosciences, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)	September 30, 2025	December 31, 2024
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$93,281	$98,716
Restricted cash	—	29
Marketable securities	168,453	179,145
Trade accounts receivable, net	56,632	60,588
Inventories	51,649	43,893
Prepaid expenses and other current assets	18,474	14,075

Total current assets	$388,489	$396,446
Deferred income tax assets, noncurrent	38,393	33,374
Property and equipment, net	18,046	17,962
Operating lease right-of-use assets	11,158	10,168
Goodwill	16,698	16,663
Intangible assets, net	17,676	20,128
Other noncurrent assets	4,459	4,759

Total assets	$494,919	$499,500

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	7,632	$5,529
Legal settlement liability, current	2,177	1,705
Accrued expenses	20,233	21,443
Other current liabilities	16,426	13,494
Deferred revenue, current	28,739	25,492

Total current liabilities	75,207	67,663
Legal settlement liability, noncurrent	8,158	9,036
Deferred revenue, noncurrent	16,315	16,098
Operating lease liability, noncurrent	13,494	7,552
Long term debt	655	1,050
Other noncurrent liabilities	2,519	2,364

Total liabilities	$116,348	$103,763

Stockholders’ equity:
Common stock, $0.001 par value; 1,000,000,000 authorized shares as of September 30, 2025 and December 31, 2024, respectively; 127,864,830 and 129,205,901 issued and outstanding shares as of September 30, 2025 and December 31, 2024, respectively.	128	129
Additional paid-in capital	435,284	430,791
Accumulated deficit	(57,662)	(35,199)
Accumulated other comprehensive gain	821	16

Total stockholders’ equity	$378,571	$395,737

Total liabilities and stockholders’ equity	$494,919	$499,500

Cytek Biosciences, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

(In thousands)	Three months ended
	September 30, 2025	September 30, 2024
	(Unaudited)	(Unaudited)
GAAP Gross profit	$27,551	$29,005
Stock based compensation	$906	$1,154
Amortization of acquisition-related intangible assets	$481	$492

Non-GAAP Adjusted gross profit	$28,938	$30,651

GAAP Gross margin	53%	56%
Non-GAAP Adjusted gross margin	55%	60%
GAAP Net income	$(5,478)	$941
Depreciation and amortization	$3,063	$2,807
Provision for (benefit from) income taxes	$(2,291)	$(784)
Interest income	$(573)	$(1,433)
Interest expense	$494	$119
Foreign currency exchange loss (gain)	$886	$(1,076)
Stock based compensation	$5,638	$7,053
Non-recurring deferred ATM facility offering cost write off	$711	$—

Non-GAAP Adjusted EBITDA	$2,450	$7,627
Investment income	$(1,960)	$(1,914)

Non-GAAP Adjusted EBITDA excluding investment income	$490	$5,713